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                                                                    EXHIBIT 23.5

                                    CONSENT


                                August 18, 1997



Board of Directors
Group Maintenance America Corp.
1800 West Loop South, Suite 1375
Houston, Texas  77027

Gentlemen:

     It is my understanding that in the Prospectus forming a part of the Registration Statement on Form S-1, which Group Maintenance America Corp. ("GroupMAC") is filing with the Securities and Exchange Commission in connection with the proposed initial public offering of shares of GroupMAC Common Stock, you will state that I am a nominee for election to the Board of Directors of GroupMAC. I hereby consent to such statement, to such use of my name and to the filing of this letter as an exhibit to such Registration Statement.

                                         Very truly yours,



                                         /s/ Ronald D. Bryant
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